UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	02-0732285 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

(a)   NorthStar Realty Finance Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 27, 2015 (the “Meeting”).  At the close of business on April 8, 2015, the record date for the Meeting, there were 346,843,716 shares of the Company's common stock outstanding and entitled to vote.  Holders of 300,112,633 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders at the Meeting were:

Proposal 1.    At the Meeting, the following individuals were elected to the Company's Board of Directors to serve until the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualified, by the following vote:

Director Nominees	For	Withheld	Broker Non-Vote
David T. Hamamoto	223,511,383	3,715,006	72,886,244
Judith A. Hannaway	145,930,227	81,296,162	72,886,244
Wesley D. Minami	206,749,870	20,476,519	72,886,244
Louis J. Paglia	145,925,556	81,300,833	72,886,244
Charles W. Schoenherr	164,565,070	62,661,319	72,886,244

 Proposal 2.    At the Meeting, stockholders adopted a resolution approving, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, by the following vote:

For	Against	Abstained	Broker Non-Vote
112,366,826	110,321,263	4,538,300	72,886,244

Proposal 3.    At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, by the following vote:

For	Against	Abstained
297,295,485	2,200,540	616,608

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: May 29, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

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